Exhibit 3.447
Form 207 (reviled 9/03) Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-570? Filing Fee: $750 Certificate of Limited Partnership Pursuant to Article 6l32a-l This space reserved for office use. FILED In the Office of the Secretary of State of Texas OCT 24 2003 Corporations Section The name of the limited partnership is as set forth below: Donna Development Co. TX, LP The name must come in the words “Limited Pittnmhip, “or “limited.” or the abbreviation “L.P.,” “LP.” or “Ltd.” as the last words or letters of its name. The name must not be the turn as deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary cheek for “name availability” is recommended. The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below: 15880 N Greenway-Hayden Loop, Suite 100 Street Address A. The initial registered agent is an organization (cannot be partnership named above) by the name of: CT Corporation System OR B. The initial registered agent is an individual resident of the state whose name is set forth below: First Name M.I. Last Name Suffix C. The business address of the registered agent and the registered office address is: Street Address City State Zip Code c/o C T Corporation System, 1021 Main Houston TX 77002 Street, Suite 1150 TX The name, mailing address, and the street address of the business or residence of each general partner is as follows: General Partner Legal Entity: The general partner is a legal entity named: Allied Waste Landfill Holdings, Inc.

Individual; The general partner is an individual whose name is set forth below: First Name M.I. Last Name Suffix MAILING ADDRESS OF GENERAL PARTNER 1 Mailing AddressCity State .. Zip Code 15880 N Greenway-Hayden Loop, Sufee 100 Scoasdale Arizona 85260 STREET ADDRESS OF GENERAL PARTNER 1 Street AddressCity State Zip Code 15880 N Greenway-Hayden Loop, Suite 100 Scoasdale Arizona 85260 General Partner Legal Entity: The general partner is a legal entity named: Allied Waste Systems Holdings, Inc. Individual; The general partner is an individual whose name is set forth below: Partner 2-First Name MI. Last Name Suffix MAILING ADDRESS OF GENERAL PARTNER 2 Mailing AddressCity Sate Zip Code 15880 N Greenwgy-Hayden Loop, Suite 100 SeottsdaleArizona 85260 STREET ADDRESS OF GENERAL PARTNER 2 Street AddressCity State Zip Code 15880 N Greenway-Hayden Loop, Suite 100 Scottsdale Arizona 85260 OR B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is false or fraudulent document Allied Waste Landfill Holdings, Inc. Allied Watte Systems Holdings, Inc. By its Vice President, Dale L. Parker By its Secretary, Jo Lynn White Name of General Partner Name of General Partner 2 Signature of General Partner 1 Signature of General Partner 2

FILED
In the Office of the
Secretary of State of Texas

JUL 26 2005

Corporations Section
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
DONNA DEVELOPMENT CO. TX, LP
     Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.
1.	The name of the limited partnership is Donna Development Co. TX, LP.

2.	The certificate of limited partnership is amended as follows:
     The name of the limited partnership is Desarrollo del Rancho La Gloria TX, LP.
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 25th day of July, 2005.

ALLIED WASTE LANDFILL HOLDINGS, INC. a Delaware corporation, Its General Partner
By:	/s/ Jo Lynn White
Jo Lynn White, Secretary

FILED
In the Office of the
Secretary of State of Texas
OCT 03 2005
Corporations Section
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
DESARROLLO DEL RANCHO LA GLORIA TX, LP
Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.
1.	The name of the limited partnership is Desarrollo Del Rancho La Gloria TX, LP.

2.	The certificate of limited partnership is amended as follows:
     Section 4 of the Certificate of Limited Partnership is amended to read:
     4. General Partner Information: The name, mailing address, and street address of the business of the general partner is: Allied Waste Landfill Holdings, Inc., 15880 N. Greenway-Hayden Loop, #100, Scottsdale, Arizona 85260.
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 3rd day of October, 2005.

DESARROLLO DEL RANCHO LA GLORIA TX, LP

By:	Allied Waste Landfill Holdings, Inc., a Delaware corporation, its general partner
/s/ Jo Lynn White
Jo Lynn White, Secretary